Exhibit 3.2.72

ARTICLES OF INCORPORATION	FILED

OF	MAY 19, 1988

LOEWS EAST HANOVER CINEMAS, INC.	JANE BURGIO
Secretary of State

0443783

THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies as follows:

FIRST: The name of the corporation is LOEWS EAST HANOVER CINEMAS, INC.

SECOND: Its initial registered office is to be located at 400 Plaza Drive, Secaucus, New Jersey 07094. The name of its initial registered agent at that address is Loews Theatre Management Corp.

THIRD: The purposes of the corporation is to engage in any activity within the purposes for which a corporation may be organized under the New Jersey Business Corporation Act.

FOURTH: The aggregate number of shares which the corporation is authorized to issue is Five Hundred (500) Shares having a par value of One ($1.00) Dollar per share.

FIFTH: The name and address of the incorporator is:

Barbara R. Corbett

400 Plaza Drive

Secaucus, New Jersey 07094

SIXTH: The number of directors constituting the first board is (3) and the names and addresses of the persons who are to serve as such directors are:

Laraine DeGrazia

400 Plaza Drive

Secaucus, New Jersey 07094

Linda Scotti

400 Plaza Drive

Secaucus, New Jersey 07094

Elaine Moran

400 Plaza Drive

Secaucus, New Jersey 07094

IN WITNESS WHEREOF, I have hereunto set my hand and seal the 16th day of May, 1988.

/s/ BARBARA R. CORBETT
Barbara R. Corbett
Incorporator

New Jersey Department of State

Division of Commercial Recording

Certificate of Amendment to the

Certificate of Incorporation

(For Use by Domestic Profit Corporations)

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) Corporations, General of New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is: Loews East Hanover Cinemas, Inc.

2. In accordance with Section 14A:14-24 of the General Corporation Law of New Jersey, this Amendment of the Articles of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40571, confirmed and approved on March 1, 2002

3. Article Four of the Certificate of Incorporation shall be amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

Dated this 21 day of March, 2002

BY:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President